Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$5,544,720
Unrealized Gain (Loss) on Market Value of Futures	30,025,440
Dividend Income	266
Interest Income	6,535
ETF Transaction Fees	1,750
Total Income (Loss)	$35,578,711

Expenses
General Partner Management Fees	$96,571
Professional Fees	14,188
Brokerage Commissions	3,951
Directors' Fees and insurance	1,457
NYMEX License Fee	2,414
SEC & FINRA Registration Expense	12,450
Total Expenses	$131,031
Net Income (Loss)	$35,447,680

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/20	$183,189,492
Withdrawals (1,000,000 Shares)	(15,246,812)
Net Income (Loss)	35,447,680

Net Asset Value End of Month	$203,390,360
Net Asset Value Per Share (12,500,000 Shares)	$16.27

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596